Exhibit 99.B(j)(1)

Consent of Independent Registered Public Accounting Firm

The Board of Trustees

SEI Institutional Managed Trust:

We consent to the use of our report dated November 29, 2011, with respect to the financial statements of the SEI Institutional Managed Trust comprising the Large Cap Fund, Large Cap Value Fund, Large Cap Growth Fund, Tax-Managed Large Cap Fund, S&P 500 Index Fund, Small Cap Fund, Small Cap Value Fund, Small Cap Growth Fund, Tax-Managed Small/Mid Cap Fund (formerly, Tax-Managed Small Cap Fund), Mid-Cap Fund, U.S. Managed Volatility Fund, Global Managed Volatility Fund, Tax-Managed Managed Volatility Fund, Real Estate Fund, Enhanced Income Fund, Core Fixed Income Fund, U.S. Fixed Income Fund, High Yield Bond Fund, Real Return Fund and Multi-Strategy Alternative Fund as of September 30, 2011, incorporated herein by reference and to the references to our firm under the heading “Financial Highlights” in the Prospectuses and under the heading, “Independent Registered Public Accounting Firm” in the Statement of Additional Information.

/s/ KPMG LLP

Philadelphia, Pennsylvania
January 27, 2012